SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30719	77-0490705

(Commission File Number)	(IRS Employer Identification No.)
189 Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

(650) 230-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

On February 14, 2003, the Strauss-Hawkins Trust and the Redwood Neuroscience Institute adopted stock trading plans in accordance with the guidelines specified by the Securities and Exchange Commission’s Rule 10b5-1 under the Securities Exchange Act of 1934. Jeffrey C. Hawkins, Handspring’s Chairman and Chief Product Officer is a trustee of the Strauss-Hawkins Trust and he is Chairman and Executive Director of the Redwood Neuroscience Institute. Pursuant to Rule 10b5-1, the Strauss-Hawkins Trust and the Redwood Neuroscience Institute are allowed to adopt such plans provided they are not in possession of material inside information about Handspring.

Under these plans, the Strauss-Hawkins Trust and the Redwood Neuroscience Institute are each able to sell 38,450 shares of Handspring Common Stock on a weekly basis over a period of one year. Sales commenced under this stock trading plan on February 25, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC.

Date:March 10, 2003	By:	/s/ David Pine

David Pine Vice President, General Counsel